Exhibit 3.1

Company Number: 2058573

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT 2004

green solar energy limited

A Company Limited by Shares

Incorporated on the 29 March 2021

Amended and restated on 30 October 2024

MEMORANDUM AND ARTICLES OF ASSOCIATION

TERRITORY OF THE British Virgin Islands
BVI BUSINESS COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION

OF

Green SOLAR ENERGY LIMITED

A Company Limited By Shares

1	NAME

1.1	The name of the Company is Green Solar Energy Limited.

2	STATUS

2.1	The Company is a company limited by shares.

3	REGISTERED OFFICE AND REGISTERED AGENT

3.1	The first Registered Office is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

3.2	The first Registered Agent is Harneys Corporate Services Limited of Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

3.3	The current Registered Office is at 1st Floor, Ellen Skelton Building, Sir Francis Drake’s Highway, P.O. Box 3076, Road Town, Tortola, VG 1110, British Virgin Islands.

3.4	The current Registered Agent is Aegis International Group Limited, Aegis Chambers, of 1st Floor, Ellen Skelton Building, Sir Francis Drake’s Highway, P.O. Box 3076, Road Town, Tortola, VG1110, British Virgin Islands.

3.5	The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its Registered Office or change its Registered Agent.

3.6	If at any time the Company does not have a Registered Agent it may, by Resolution of Shareholders or Resolution of Directors, appoint a Registered Agent.

3.7	Any change of Registered Office or Registered Agent will take effect on the registration by the Registrar of a notice of the change filed by the existing Registered Agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

3.8	The Registered Agent shall:

(a)	act on the instructions of the Directors, if those instructions are contained in a Resolution of Directors and a copy of the Resolution of Directors is made available to the Registered Agent; and

(b)	recognise and accept the appointment or removal of a Director by the Shareholders.

4	CAPACITY AND POWERS

4.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act, or enter into any transaction; and

(b)	for the purposes of Clause 4.1(a), full rights, powers, and privileges.

4.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

5	NUMBER AND CLASSES OF SHARES

5.1	The Company is authorised to issue an unlimited number of Shares in two classes as follows:

(a)	an unlimited number of Class A Shares of no par value (Class A Shares); and

(b)	up to 20,000,000 Class B Shares of no par value (Class B Shares).

5.2	Shares in the Company shall be issued in the currency of the United States of America.

5.3	The Company shall not issue fractional Shares and fractional Shares generated by any corporate action may, at the discretion of the Directors, be rounded down to the nearest whole Share.

5.4	Shares may be issued in one (1) or more series of Shares as the Directors may by Resolution of Directors determine from time to time.

6	RIGHTS OF SHARES

6.1	Each Class A Share confers upon the Shareholder:

(a)	the right to notice of and to attend any Shareholder Meeting;

(b)	the right to one (1) vote on any Resolution of Shareholders;

(c)	the right to an equal share in any dividend paid by the Company with each other Share;

(d)	the right to an equal share in the distribution of the surplus assets of the Company with each other Share;

(e)	no right of conversion, at the option of the Shareholder or otherwise; and

(f)	such other rights and entitlements as may be specified in this Memorandum and the Articles.

6.2	Each Class B Share confers upon the Shareholder:

(a)	the right to notice of and to attend any Shareholder Meeting;

(b)	the right to twenty (20) votes on any Resolution of Shareholders;

(c)	the right to an equal share in any dividend paid by the Company with each other Share;

(d)	the right to an equal share in the distribution of the surplus assets of the Company with each other Share;

(e)	the right to convert into Class A Shares at the option of the holder thereof, at a ratio of one (1) Class A Share for each one (1) Class B Share converted; and

(f)	such other rights and entitlements as may be specified in this Memorandum and the Articles.

7	VARIATION OF RIGHTS

7.1	The rights conferred upon the holders of the Shares of any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of the holders of a majority of the issued Shares of that class or by a resolution approved at a duly convened and constituted meeting of the Shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.

7.2	The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally with such existing Shares.

8	AMENDMENT OF this MEMORANDUM AND THE ARTICLES

8.1	Subject to Clause 7, the Company may amend this Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; and

(d)	to this Clause 8.

8.2	Any amendment of this Memorandum or the Articles will take effect from the date that the notice of amendment, or restated Memorandum and Articles incorporating the amendment, is registered by the Registrar or from such other date as determined pursuant to the Act.

9	DEFINITIONS AND INTERPRETATION

9.1	In this Memorandum and the Articles, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act, 2004 and includes the BVI Business Companies Regulations, 2012 and any other regulations made under the Act.

Alternate Director has the meaning given to it at Regulation 13.5.

Appointing Director has the meaning given to it at Regulation 13.5.

Articles means the attached articles of association of the Company.

Audit Committee has the meaning given to it at Regulation 21.13.

Board means the board of Directors.

Business Day means any day which is not a Saturday, Sunday, or recognised public holiday in the British Virgin Islands or in the United States of America.

Class A Shares has the meaning given to it at Clause 5.1(a).

Class A Shareholders means holders of Class A Shares.

Class B Share has the meaning given to it at Clause 5.1(a).

Class B Shareholder means holders of Class B Shares.

Designated Stock Exchange means any national securities exchange including NASDAQ Capital Market or NASDAQ, NYSE, or NYSE American.

Director means a director of the Company.

IPO means the Company’s initial public offering of securities on the Designated Stock Exchange.

Memorandum means this memorandum of association of the Company.

person includes individuals, corporations, trusts, the estates of deceased individuals, partnerships, and unincorporated associations of persons.

Proscribed Powers means the powers to:

(a)	amend this Memorandum or the Articles;

(b)	designate committees of Directors;

(c)	delegate powers to a committee of Directors;

(d)	appoint or remove Directors;

(e)	appoint or remove an agent;

(f)	approve a plan of merger, consolidation, or arrangement;

(g)	make a declaration of solvency or to approve a liquidation plan; or

(h)	make a determination that immediately after a proposed distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Register of Directors means the register of directors of the Company.

Register of Members means the register of members of the Company.

Registered Agent means the registered agent of the Company.

Registered Office means the registered office of the Company.

Registrar means the BVI Registrar of Corporate Affairs.

Resolution of Directors means either:

(a)	a resolution approved at a duly convened and constituted meeting of Directors, or of a committee of Directors, by the affirmative vote of a majority of the Directors present at the meeting who voted except, where a Director is given more than one (1) vote, they shall be counted by the number of votes they cast for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by an absolute majority of the total number of Directors or by an absolute majority of all the members of a committee of Directors, as the case may be.

Resolution of Shareholders means either:

(a)	a resolution approved at a duly convened and constituted Shareholder Meeting by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the Shareholder Meeting and were voted; or

(b)	a resolution consented to in writing by a majority of the votes of the Shares entitled to vote on such resolution.

Seal means any seal which has been duly adopted as the common seal of the Company.

SEC means the United States Securities and Exchange Commission.

Share means a share issued or to be issued by the Company.

Shareholder means a person whose name is entered in the Register of Members as the holder of one or more Shares.

Shareholder Meeting means a meeting of Shareholders held in accordance with the provisions of the Articles.

written or any term of like import includes information generated, sent, received, or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric, or photonic means, including electronic data interchange, electronic mail, telegram, telex, or telecopy, and in writing shall be construed accordingly.

9.2	In this Memorandum and the Articles, unless the context otherwise requires, a reference to:

(a)	a Clause is a reference to a clause of this Memorandum;

(b)	a Regulation is a reference to a regulation of the Articles;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	a provision of law (including the Act) is a reference to that provision as amended or re-enacted;

(e)	this Memorandum or the Articles is a reference to those documents as amended; and

(f)	the singular includes the plural and vice versa.

9.3	Where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days.

9.4	Any reference to a month shall be construed as a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month and a reference to a period of several months shall be construed accordingly.

9.5	Any words or expressions defined in the Act bear the same meaning in this Memorandum and the Articles unless the context otherwise requires or they are otherwise defined in this Memorandum or the Articles.

9.6	Headings are inserted for convenience only and shall be disregarded in interpreting this Memorandum and the Articles.

Signed for HARNEYS CORPORATE SERVICES LIMITED of Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on 29 March 2021:

Incorporator

[SG] Indira Ward-Lewis

…………………………………

Indira Ward-Lewis

Authorised Signatory

HARNEYS CORPORATE SERVICES LIMITED

TERRITORY OF THE British Virgin Islands
BVI BUSINESS COMPANIES ACT 2004

aRTICLES OF ASSOCIATION

OF

Green SOLAR ENERGY LIMITED

A Company Limited by Shares

1	DISAPPLICATION OF THE ACT

1.1	The following sections of the Act shall not apply to the Company:

(a)	section 46 (Pre-emptive rights);

(b)	section 60 (Process for acquisition of own shares);

(c)	section 61 (Offer to one or more shareholders);

(d)	section 62 (Shares redeemed otherwise than at the option of company); and

(e)	section 175 (Disposition of assets).

2	SHARES

2.1	Subject to the provisions, if any, in the Memorandum or these Articles (and to any direction that may be given by the Company at a Shareholder Meeting), the Act and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over, or otherwise dispose of Shares with or without preferred, deferred, or other rights or restrictions, whether in regard to a dividend or other distribution, voting, return of capital, or otherwise, and to such persons, at such times, and on such other terms as they think proper, and may also vary such rights.

2.2	The Company may issue securities in the Company, which may be comprised of whole Shares, rights, options, warrants, or convertible securities or securities of a similar nature conferring the right upon the holders thereof to subscribe for, purchase, or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

2.3	The Board may, at its sole discretion, issue certificates to Shareholders signed by a Director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by them and the signature of the Director, officer, or authorised person and the Seal may be facsimiles.

2.4	Every certificate shall bear such legend, if any, as required by the Company.

2.5	Any Shareholder receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

2.6	If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any distribution.

2.7	A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered, or a contract for future services.

2.8	Before issuing Shares for a consideration which is, in whole or in part, other than money, a Resolution of Directors shall be passed stating:

(a)	the amount to be credited for the issue of the Shares; and

(b)	that, in the opinion of the Directors, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

2.9	The Company shall keep a Register of Members containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the Register of Members; and

(d)	the date on which any person ceased to be a Shareholder.

2.10	The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic, or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic, or other data storage form shall be the original Register of Members.

2.11	A Share is deemed to be issued when the name of the Shareholder is entered in the Register of Members.

3	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem, or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem, or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed, or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem, or otherwise acquire the Shares without their consent.

3.2	The Company may acquire its own fully paid Shares for no consideration by way of surrender of the Shares to the Company by the person holding the Shares. Any such surrender shall be evidenced in writing and signed by the person holding the Shares.

3.3	The Company may only offer to purchase, redeem, or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption, or other acquisition contains a statement that the Directors are satisfied, on reasonable grounds, that immediately after the purchase, redemption, or other acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4	Shares that the Company purchases, redeems, or otherwise acquires may be cancelled or held as treasury shares provided that the number of Shares purchased, redeemed, or otherwise acquired and held as treasury shares, when aggregated with Shares of the same class already held by the Company as treasury shares, may not exceed 50% of the Shares of that class previously issued by the Company excluding Shares that have been cancelled. Shares which have been cancelled shall be available for reissue.

3.5	All rights and obligations attaching to a treasury share are suspended and shall not be exercised by the Company while it holds the Share as a treasury share.

3.6	Treasury shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and these Articles) as the Company may by Resolution of Directors determine.

4	MORTGAGES AND CHARGES OF SHARES

4.1	Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the Register of Members at the written request of the Shareholder:

(a)	a statement that the Shares held by them are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in Regulations 4.2(a) and 4.2(b) are entered in the Register of Members.

4.3	Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on their behalf; or

(b)	upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem, or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

4.5	The Directors may not resolve to refuse or delay the transfer of a Share pursuant to the enforcement of a valid security interest created over the Share.

5	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation 5 and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property, or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Regulation 5.2 shall name a further date not earlier than the expiration of fourteen (14) days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Regulation 5.3 and the requirements of the notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6	TRANSFER OF SHARES

6.1	A Share may, subject to the provisions of the Memorandum and these Articles, be transferred subject to the prior or subsequent approval of the Company contained in a Resolution of Shareholders or a Resolution of Directors.

6.2	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration, provided that such transfer also complies with applicable laws of the United States of America. If the Shares in question were issued in conjunction with rights, options, or warrants issued on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

6.3	In accordance with Section 54(A) of the Act, in addition to the above, the instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the officers of the Company and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

6.4	The transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

6.5	If the Directors are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

6.6	The personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

6.7	The Directors may not resolve to refuse or delay the transfer of a Share unless:

(a)	the Shareholder has failed to pay an amount due in respect of the Share; or

(b)	such transfer would breach or cause a breach of:

(i)	the rules of the Designated Stock Exchange on which the Shares may be listed; or

(ii)	applicable law or regulation at such times and for such periods as the Directors may from time to time determine.

7	MEETINGS AND CONSENTS OF ShareholderS

7.1	The Board may convene a Shareholder Meeting at such times and in such manner and places within or outside the British Virgin Islands as they consider necessary or desirable.

7.2	Upon the written request of Shareholders entitled to exercise thirty per cent (30%) or more of the voting rights in respect of the matter for which the meeting is requested the Directors shall convene a meeting of Shareholders.

7.3	The Director convening a Shareholder Meeting shall give not less than seven (7) days’ notice of a Shareholder Meeting to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the Register of Members and are entitled to vote at the Shareholder Meeting; and

(b)	the other Directors.

7.4	Notice of a Shareholder Meeting may be given in writing or by electronic means. If notice is sent by electronic means, it shall be deemed to have been given when the communication is electronically transmitted. Notice shall be deemed to have been validly given if notice is published on the Company’s website and via a Regulatory News Service (RNS) announcement, regardless of whether any communication is sent to individual Shareholders by any means, and in such case shall be deemed to have been given on the latter of the two to occur.

7.5	A Shareholder Meeting held in contravention of the requirement to give notice is valid if a majority in number of the Shareholders holding at least ninety per cent (90%) of the total voting rights on all the matters to be considered at the Shareholder Meeting have waived notice of the Shareholder Meeting and, for this purpose, the presence of a Shareholder at the Shareholder Meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6	The inadvertent failure of a Director who convenes a Shareholder Meeting to give notice of a Shareholder Meeting to a Shareholder or another Director, or the fact that a Shareholder or another Director has not received notice, does not invalidate the Shareholder Meeting.

7.7	A Shareholder may be represented at a Shareholder Meeting by a proxy who may speak and vote on behalf of the Shareholder.

7.8	The instrument appointing a proxy shall be produced at the place designated for the Shareholder Meeting before the time for holding the Shareholder Meeting at which the person named in such instrument proposes to vote. The notice of the Shareholder Meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9	The instrument appointing a proxy shall be in substantially the following form or such other form as approved by the Directors or as the chair of the Shareholder Meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

GREEN SOLAR ENERGY LIMITED

I/We being a Shareholder of the above Company HEREBY APPOINT …………

………… of …………………………… or failing them ………..…………..

of ………………………..…… to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the …… day of …………..…………, 20…… and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this …… day of ……………, 20……

……………………………

Shareholder

7.10	The following applies where Shares are jointly owned:

(a)	if two (2) or more persons hold Shares jointly each of them may be present in person or by proxy at a Shareholder Meeting and may speak as a Shareholder;

(b)	if only one (1) of the joint owners is present in person or by proxy they may vote on behalf of all joint owners; and

(c)	if two (2) or more of the joint owners are present in person or by proxy they must vote as one (1).

7.11	A Shareholder shall be deemed to be present at a Shareholder Meeting if participating by telephone or other electronic means and all Shareholders or their authorised representatives participating in the Shareholder Meeting are able to hear each other.

7.12	A Shareholder Meeting is duly constituted if, at the commencement of the Shareholder Meeting, there are present in person or by proxy not less than thirty per cent (30%) of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the Shareholder Meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person, accompanied where such person is a proxy by a copy of the proxy instrument, shall constitute a valid Resolution of Shareholders.

7.13	If within two (2) hours from the time appointed for the Shareholder Meeting a quorum is not present, the Shareholder Meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next Business Day in the jurisdiction in which the Shareholder Meeting was to have been held at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned Shareholder Meeting there are present within one (1) hour from the time appointed for the Shareholder Meeting in person or by proxy not less than thirty per cent (30%) of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the Shareholder Meeting, those present shall constitute a quorum but otherwise the Shareholder Meeting shall be dissolved.

7.14	At every Shareholder Meeting, the chair of the Board shall preside as chair of the Shareholder Meeting. If there is no chair of the Board or if that chair is not present at the Shareholder Meeting, the Shareholders present shall choose one (1) of their number to be the chair. If the Shareholders are unable to choose a chair for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the Shareholder Meeting shall preside as chair failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15	The chair may, with the consent of the Shareholder Meeting, adjourn any Shareholder Meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the Shareholder Meeting from which the adjournment took place.

7.16	At any Shareholder Meeting the chair is responsible for deciding in such manner as they consider appropriate whether any resolution proposed has been carried or not and the result of their decision shall be announced to the Shareholder Meeting and recorded in the minutes of the Shareholder Meeting. If the chair has any doubt as to the outcome of the vote on a proposed resolution, they shall cause a poll to be taken of all votes cast upon such resolution. If the chair fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chair of the result of any vote may immediately following such announcement demand that a poll be taken and the chair shall cause a poll to be taken. If a poll is taken at any Shareholder Meeting, the result shall be announced to the Shareholder Meeting and recorded in the minutes of the Shareholder Meeting.

7.17	Subject to the specific provisions contained in this Regulation 7 for the appointment of representatives of persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18	Any person other than an individual which is a Shareholder may by resolution of its Directors or other governing body authorise such individual as it thinks fit to act as its representative at any Shareholder Meeting or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which they represent as that Shareholder could exercise if it were an individual.

7.19	The chair of any Shareholder Meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

7.20	Directors may attend and speak at any Shareholder Meeting and at any separate meeting of the holders of any class or series of Shares.

7.21	An action that may be taken by the Shareholders at a Shareholder Meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, an announcement including the material terms of such written resolutions will be published by the Company on its website as soon as reasonably practicable after they have taken effect. Upon such publication, any Shareholder that has not consented to such written resolutions will be deemed to have been notified of their contents. The consent to any written resolutions may be in the form of counterparts; each counterpart being signed by one (1) or more Shareholders. If the consent is in one (1) or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8	CLOSING OF REGISTER OR FIXING RECORD DATE

8.1	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any Shareholder Meeting or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may, by any means in accordance with the requirements of any Designated Stock Exchange, provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case sixty (60) days. If the Register of Members shall be closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend, or vote at a Shareholder Meeting the Register of Members shall be closed for at least ten (10) days immediately preceding such Shareholder Meeting and the record date for such determination shall be the date of the closure of the Register of Members.

8.2	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend, or vote at a Shareholder Meeting and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

8.3	If the Register of Members is not closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend, or vote at a Shareholder Meeting or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the Shareholder Meeting is posted or the date on which the Resolution of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend, or vote at a Shareholder Meeting has been made, as provided in this Regulation 8, such determination shall apply to any adjournment thereof.

9	UNTRACEABLE MEMBERS

9.1	Where any Shareholder is untraceable, the Company may sell any of their Shares provided that:

(a)	no less than three (3) cheques for any sums payable in cash to such Shareholder have remained uncashed for a period of twelve (12) years from the date of issue of the cheque;

(b)	the Company not having during that time or before the expiry of the three (3) month period referred to in Regulation 9.1(c) received any indication of the existence of the Shareholder or person entitled to such shares by death, bankruptcy, or operation of law; and

(c)	upon expiration of the twelve (12) year period, an advertisement has been published in newspapers, giving notice of the Company’s intention to sell those Shares, and a period of three (3) months or such shorter period has elapsed since the date of such advertisement.

9.2	Where the Company sells the Shares of any untraceable Shareholder, the net proceeds of any such sale shall be held in the Company, and the net proceeds shall be accounted as a debt due to that untraceable Shareholder for an amount equal to such net proceeds.

10	DIRECTORS

10.1	The Directors shall be elected by Resolution of Shareholders or, in the circumstances provided at Regulation 10.7, by Resolution of Directors.

10.2	No person shall be appointed as a Director or Alternate Director unless they have consented in writing to be a Director or Alternate Director.

10.3	The minimum number of Directors shall be one (1) and there shall be no maximum number of Directors. Any change in the minimum or maximum number of Directors shall be approved by a Resolution of Shareholders.

10.4	Each Director holds office for the term, if any, fixed by the Resolution of Shareholders appointing them, or until their earlier death, resignation, or removal. If no term is fixed on the appointment of a Director, the Director serves indefinitely until their earlier death, resignation, or removal.

10.5	A Director may be removed from office:

(a)	with or without cause, by Resolution of Shareholders passed at a Shareholder Meeting called for the purpose of removing the Director or for purposes including the removal of the Director or by a written resolution passed by at least [seventy-five per cent (75%)] of the votes of the Shares entitled to vote; or

(b)	with or without cause, by Resolution of Directors passed at a meeting of Directors called for the purpose of removing the Director or for purposes including the removal of the Director.

10.6	A Director may resign their office by giving written notice of their resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A Director shall resign forthwith as a Director if they are, or become, disqualified from acting as a Director under the Act.

10.7	The Directors may at any time appoint any person to be a Director to fill a vacancy. Where the Directors appoint a person as Director to fill a vacancy, the term shall expire at the end of the term of the Director being replaced.

10.8	A vacancy in relation to Directors occurs if a Director dies or otherwise ceases to hold office prior to the expiration of their term of office.

10.9	The Company shall keep a Register of Directors containing:

(a)	the names and addresses of the persons who are Directors;

(b)	the date on which each person whose name is entered in the Register of Directors was appointed as a Director;

(c)	the date on which each person named as a Director ceased to be a Director; and

(d)	such other information as may be prescribed by the Act.

10.10	The Register of Directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic, or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic, or other data storage shall be the original Register of Directors.

10.11	A Director is not required to hold a Share as a qualification to office.

11	REMUNERATION OF DIRECTORS

11.1	The remuneration of Directors shall be set by Resolution of Directors.

11.2	All the Directors are entitled to be reimbursed by the Company for travel, hotel, and other expenses incurred by them in the course of their Directors’ duties relating to the Company.

12	POWERS OF DIRECTORS

12.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors. The Directors have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may exercise all such powers of the Company as are not by the Act, the Memorandum, or these Articles required to be exercised by the Shareholders.

12.2	Each Director shall exercise their powers for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes the Memorandum, the Articles, or the Act. Each Director, in exercising their powers or performing their duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company.

12.3	If the Company is the wholly owned subsidiary of a parent, a Director may, when exercising powers or performing duties as a Director, act in a manner which they believe is in the best interests of the parent even though it may not be in the best interests of the Company.

12.4	Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the Directors, with respect to the signing of consents or otherwise.

12.5	The continuing Directors may act notwithstanding any vacancy in their body.

12.6	The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities, or obligations and to secure indebtedness, liabilities, or obligations whether of the Company or of any third party.

12.7	All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

13	PROCEEDINGS OF DIRECTORS

13.1	Any one (1) Director may call a meeting of the Directors by sending a written notice to each other Director.

13.2	The Directors or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable.

13.3	A Director is deemed to be present at a meeting of Directors if they participate by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

13.4	A Director shall be given not less than three (3) days’ notice of meetings of Directors, but a meeting of Directors held without three (3) days’ notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute waiver by that Director. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

13.5	A Director (the Appointing Director) may appoint any other Director or any other eligible person as their alternate to exercise the Appointing Director’s powers and carry out the Appointing Director’s responsibilities in relation to the taking of decisions by the Directors in the absence of the Appointing Director (the Alternate Director).

13.6	The appointment and termination of an Alternate Director must be in writing, and written notice of the appointment and termination must be given by the Appointing Director to the Company as soon as reasonably practicable.

13.7	An Alternate Director has the same rights as the Appointing Director in relation to any Directors’ meeting and any written resolution circulated for written consent. An Alternate Director has no power to appoint a further alternate, whether of the Appointing Director or of the Alternate Director, and the Alternate Director does not act as an agent of or for the Appointing Director.

13.8	The Appointing Director may, at any time, voluntarily terminate the Alternate Director’s appointment. The voluntary termination of the appointment of an alternate shall take effect from the time when written notice of the termination is given to the Company. The rights of an Alternate Director shall automatically terminate if the Appointing Director dies or otherwise ceases to hold office.

13.9	A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half (50%) of the total number of Directors.

13.10	If the Company has only one (1) Director the provisions herein contained for meetings of Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum, or these Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

13.11	The Directors may appoint a Director as chair of the Board. At meetings of Directors at which the chair of the Board is present, they shall preside as chair of the meeting. If there is no chair of the Board, or if the chair of the Board is not present, the Directors present shall choose one (1) of their number to be chair of the meeting.

13.12	An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of Directors without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one (1) or more Directors. If the consent is in one (1) or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Directors holding a sufficient number of votes to constitute a Resolution of Directors have consented to the resolution by signed counterparts.

14	COMMITTEES

14.1	The Directors may, by Resolution of Directors, designate one (1) or more committees, each consisting of one (1) or more Directors, and delegate one (1) or more of their powers, including the power to affix the Seal, to the committee.

14.2	The Directors have no power to delegate to a committee of Directors any of the Proscribed Powers.

14.3	A committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, may appoint a sub-committee and delegate powers exercisable by the committee to the sub-committee.

14.4	The meetings and proceedings of each committee of Directors consisting of two (2) or more Directors shall be governed by the provisions of these Articles regulating the proceedings of Directors with any necessary changes so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

14.5	Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on Directors under the Act.

15	OFFICERS AND AGENTS

15.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.

15.2	The emoluments of all officers shall be fixed by Resolution of Directors.

15.3	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

15.4	The Directors may, by Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company.

15.5	An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	the Proscribed Powers;

(b)	to change the Registered Office or Registered Agent;

(c)	to fix emoluments of Directors; or

(d)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

15.6	The Resolution of Directors appointing an agent may authorise the agent to appoint one (1) or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

15.7	The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on them.

16	CONFLICT OF INTERESTS

16.1	A Director shall, forthwith after becoming aware of the fact that they are interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other Directors.

16.2	For the purposes of Regulation 16.1, a disclosure to all other Directors to the effect that a Director is a member, director, or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

16.3	Subject to any rules or regulations of the Designated Stock Exchange, a Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors, or a meeting of a committee of Directors, at which a matter relating to the transaction arises and be included among the Directors present at the relevant meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in their capacity as a Director, that relates to the transaction,

and, subject to compliance with the Act, shall not by reason of their office be accountable to the Company for any benefit which they derive from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

17	INDEMNIFICATION

17.1	Subject to the limitations hereinafter provided, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative, or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending, or completed proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a Director; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise.

17.2	The indemnity in Regulation 17.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

17.3	For the purposes of Regulation 17.2 and without limitation, a Director acts in the best interests of the Company if they act in the best interests of the Company’s parent in the circumstances specified in Regulation 12.3.

17.4	The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that their conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

17.5	The termination of any proceedings by any judgment, order, settlement, conviction, or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that their conduct was unlawful.

17.6	Expenses, including legal fees, incurred by a Director in defending any legal, administrative, or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Director to repay the amount if it shall ultimately be determined that the Director is not entitled to be indemnified by the Company in accordance with Regulation 17.1.

17.7	Expenses, including legal fees, incurred by a former Director in defending any legal, administrative, or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director to repay the amount if it shall ultimately be determined that the former Director is not entitled to be indemnified by the Company in accordance with Regulation 17.1 and upon such terms and conditions, if any, as the Company deems appropriate.

17.8	The indemnification and advancement of expenses provided by, or granted pursuant to, this Clause 17 is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested Directors, or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a Director.

17.9	If a person referred to in Regulation 17.1 has been successful in defence of any proceedings referred to in Regulation 17.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines, and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

17.10	The Company may purchase and maintain insurance in relation to any person who is or was a Director, officer, or liquidator of the Company, or who at the request of the Company is or was serving as a Director, officer, or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

18	Corporate RECORDS

18.1	The Company shall keep the following documents at the office of its Registered Agent:

(a)	the Memorandum and these Articles;

(b)	the Register of Members, or a copy of the Register of Members;

(c)	the Register of Directors, or a copy of the Register of Directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar in the previous ten (10) years.

18.2	Until the Directors determine otherwise by Resolution of Directors the Company shall keep the original Register of Members and original Register of Directors at the office of the Registered Agent.

18.3	The Company shall keep the following records at the office of its Registered Agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

(a)	minutes of meetings and Resolutions of Directors and committees of Directors; and

(b)	minutes of Shareholder Meetings and Resolutions of Shareholders and classes of Shareholders.

18.4	Where any original records referred to in this Regulation are maintained other than at the office of the Registered Agent, and the place at which the original records is changed, the Company shall provide the Registered Agent with the physical address of the new location of the records of the Company within fourteen (14) days of the change of location.

18.5	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act 2001.

19	SEAL

19.1	The Company shall have a Seal an impression of which shall be kept at the office of the Registered Agent. The Company may have more than one (1) Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one (1) Director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific, and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20	DISTRIBUTIONS BY WAY OF DIVIDEND

20.1	The Directors may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

20.2	Dividends may be paid in money, shares, or other property.

20.3	The Company may, by Resolution of Directors, from time to time pay to the Shareholders such interim dividends as appear to the Directors to be justified by the profits of the Company, provided always that they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due.

20.4	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 22 and all dividends unclaimed for three (3) years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

20.5	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

21	ACCOUNTS AND AUDIT

21.1	The Company shall keep records and underlying documentation that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

21.2	The records and underlying documentation of the Company shall be kept at the office of its Registered Agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine and if the records and underlying documentation are kept in a location other than the office of the Registered Agent, the Company shall provide the Registered Agent with a written record of:

(a)	the physical address of the place at which the records and underlying documentation are kept; and

(b)	the name of the person who maintains and controls the Company’s records and underlying documentation.

21.3	If the location at which the records and underlying documentation are kept or the name of the person who maintains and controls the records and underlying documentation changes, the Company shall, within fourteen (14) days of the change provide its Registered Agent with:

(a)	the physical address of the new location at which the records and underlying documentation are kept; and

(b)	the name of the new person who maintains and controls the Company’s records and underlying documentation.

21.4	The Company may by Resolution of Shareholders call for the Directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

21.5	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

21.6	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

21.7	The auditors may be Shareholders, but no Director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

21.8	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

21.9	The auditors shall examine each profit and loss account and balance sheet required to be laid before a Shareholder Meeting or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

21.10	The report of the auditors shall be annexed to the accounts and shall be read at the Shareholder Meeting at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

21.11	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as they think necessary for the performance of the duties of the auditors.

21.12	The auditors of the Company shall be entitled to receive notice of, and to attend, any Shareholder Meeting at which the Company’s profit and loss account and balance sheet are to be presented.

21.13	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an audit committee (the Audit Committee) as a committee of the Board and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange.

22	NOTICES

22.1	Any notice, information, or written statement to be given by the Company to Shareholders shall be in writing and may be given by personal service, mail, courier, or email to such Shareholder’s address as shown in the Register of Members or to such Shareholder’s email address as notified by the Shareholder to the Company in writing from time to time.

22.2	Any summons, notice, order, document, process, information, or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its Registered Office, or by leaving it with, or by sending it by registered mail addressed to the Company at the offices of the Registered Agent.

22.3	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing notice, and shall be deemed to be received on the fifth (5th) Business Day following the day on which the notice was posted. Where a notice is sent by email, notice shall be deemed to be effected by transmitting the email to the address or number provided by the intended recipient and service of the notice shall be deemed to have been received on the same day that it was transmitted.

23	VOLUNTARY LIQUIDATION

23.1	Subject to the Act, the Company may by Resolution of Shareholders or by Resolution of Directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

24	CONTINUATION

24.1	Subject to the Act, the Company may by Resolution of Shareholders or by a resolution passed unanimously by all Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

Signed for HARNEYS CORPORATE SERVICES LIMITED of Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands on 29 March 2021:

Incorporator

[SG] Indira Ward- Lewis

…………………………………

Indira Ward-Lewis

Authorised Signatory

HARNEYS CORPORATE SERVICES LIMITED